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                                                                     EXHIBIT 3.2

                          CERTIFICATE OF DOMESTICATION

The undersigned,       Frank Musolino,                 President,
                ------------------------------ -------------------------
                         (Name)                        (Title)

of        Net Command Tech, Inc.                  , a foreign Corporation,
  ------------------------------------------------
            (Corporation Name)

in accordance with Florida Statutes, section 607.1801 does hereby certify:

1.   The date on which corporation was first formed was January 25, 1994.

2. The jurisdiction where the above named corporations was first formed, incorporated, or otherwise came into being was Delaware.

3. The name of the corporation immediately prior to the filing of this Certificate of Domestication was Net Command Tech, Inc. (formerly Corsaire, Inc.)

4. The name of the corporation, as set forth in its articles of incorporation, to be filed pursuant to ss. 607.0202 and 607.0401 with this certificate is Net Command Tech, Inc.

5. The jurisdiction that constituted the seat, siege, social principal place of business or central administration of the corporation, or any other equivalent thereto under applicable law immediately prior to the filing of the Certificate of Domestication was Delaware.

I am President, of Net Command Tech, Inc.

and am authorized to sign this certificate of Domestication on behalf of the corporation and have done so this 14th day of January, 2000.


                     /s/ Frank Musolino
                     -------------------------------------
                             (Authorized Signature)

                               Filing Fee:
                     Certificate of Domestication                 $ 50.00
                     Articles of Incorporation and Certified Copy $ 78.75
                                                                  -------
                     Total to domesticate and file                $128.75

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                           ARTICLES OF INCORPORATION

                                       OF

                             NET COMMAND TECH, INC.

     The undersigned incorporator, for the purpose of forming a corporation for profit under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation:

                                   ARTICLE I

     The name of the corporation is NET COMMAND TECH, INC. (the "Corporation").

                                   ARTICLE II

     The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be formed under the Florida Business Corporation Act, and all amendments and supplements thereto, or any law enacted to take the place thereof (collectively, the "Act").

                                  ARTICLE III

     The Corporation is authorized to issue 100,000,000 shares of common stock, with a par value of $.001 per share.

                                   ARTICLE IV

     The address of the principal office of the Corporation, and its mailing address, is 111 2nd Avenue NE, Suite 1600, St. Petersburg, Florida 33701.

                                   ARTICLE V

     The street address of the Corporation's initial registered office is Thomas J. Hess, Esq., Vazquez & Hess, LLP 601 Brickell Key Drive, Suite 802, Miami, FL 33143.

                                   ARTICLE VI

     The Corporation shall indemnify, and advance expenses to, to the fullest extent authorized or permitted by the Act, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation.
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Unless otherwise expressly prohibited by the Act, and except as otherwise provided in the foregoing sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Except for any person who is or was a director or officer of the Corporation, or any person who is or was serving at the request of the Corporation as a director or officer of another corporation, no employee or agent of the Corporation may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

                                  ARTICLE VII

     The name and address of the incorporator of the Corporation in Florida is Thomas J. Hess, Esq., 601 Brickell Key Drive, Suite 802, Miami, Florida 33131.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation as of the 31st day of January, 2000.


                                        /s/ Thomas J. Hess
                                        --------------------------------
                                        Thomas J. Hess
                                        Incorporator (Florida)
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                         ACCEPTANCE BY REGISTERED AGENT

     Having been named to accept service of process for NET COMMAND TECH, INC. at the place designated in the articles of incorporation: (i) I agree to act in this capacity; (ii) I agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties; and (iii) I accept the duties and obligations of acting as registered agent pursuant to
Section 607.0505 of the Florida Business Corporation Act.

                                   Dated as of the 31st day of January, 2000

                                   /s/ Thomas J. Hess
                                   ------------------------------------
                                   Thomas J. Hess, Esq.


     The foregoing instrument was acknowledged before me on this 31st day of January 2000 by Thomas J. Hess, Esq., who is personally known to me and who has (has not) taken an oath.


                                   /s/ Paula Febres
                                   -------------------------------------
                                   Notary Public, State of Florida

[SEAL]                             Paula Febres
                                   -------------------------------------
                                   (Print Name)

                                   My Commission Expires July 1, 2003.

Dated as of the 31st day of January, 2000.